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                                                                    EXHIBIT 4.24
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                                Aircraft N398UA

                           ------------------------

                       FIRST AMENDMENT TO TRUST AGREEMENT

                                  (1994 737 B)

                            Dated December 23, 1997

                                    between

                               MS FINANCING INC.,
                               Owner Participant


                                      and

                      STATE STREET BANK AND TRUST COMPANY
                     OF CONNECTICUT, NATIONAL ASSOCIATION,
                                 Owner Trustee


                           ------------------------


                             United Air Lines, Inc.
                           1994 737 B Equipment Trust
                          One Boeing 737-322 Aircraft

                           ------------------------





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                FIRST AMENDMENT TO TRUST AGREEMENT (1994 737 B)


                 THIS FIRST AMENDMENT TO TRUST AGREEMENT (1994 737 B) dated December 23, 1997 (this "Amendment") between MS FINANCING INC., a Delaware corporation (the "Owner Participant"), and STATE STREET BANK AND TRUST COMPANY OF CONNECTICUT, NATIONAL ASSOCIATION, a national banking association (in its individual capacity, "State Street Bank and Trust Company of Connecticut, National Association", and otherwise not in its individual capacity but solely as trustee hereunder with its permitted successors and assigns called the "Owner Trustee") as assignee of FIRST SECURITY BANK, NATIONAL ASSOCIATON (formerly known as First Security Bank of Utah, National Association) ("Original Owner Trustee"), amends that certain Trust Agreement (1994 737 B) dated as of September 1, 1994 (the "Trust Agreement") between the Owner Participant and the Original Owner Trustee.


                              W I T N E S S E T H:

         WHEREAS, a counterpart of the Trust Agreement was attached to the Original Indenture (as defined in the Third Amendment to Lease (1994 737 B) dated as of September 1, 1994 between United Air Lines, Inc., as lessee ("Lessee") and the Owner Trustee) which was recorded with the Federal Aviation Administration on November 1, 1994 and assigned Conveyance No. II002365; and

         WHEREAS, pursuant to that certain Assignment and Assumption Agreement (1994 737 B) dated as of December 11, 1997 between the Owner Trustee and the Original Owner Trustee, the Original Owner Trustee assigned to the Owner Trustee, and the Owner Trustee assumed, all of the obligations of the Original Owner Trustee under the Operative Documents; and

         WHEREAS, in connection with a refinancing of the Equipment Notes the parties hereto desire to amend the Trust Agreement in certain respects; and

         WHEREAS, except as otherwise defined in this Amendment, the capitalized terms used herein shall have the meanings attributed thereto in the Trust Agreement.

         NOW, THEREFORE, in consideration of the mutual agreements herein contained, the parties hereto agree as follows:

                 SECTION 1. Amendment to Article I. Section 1.01 of the Trust Agreement is hereby amended in the following manner:

                 (a) The definition of "Indenture Event of Default" is hereby amended to be and read in its entirety as follows:





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                                [First Amendment to Trust Agreement (1994 737B)]


                          ""Indenture Event of Default" has the meaning
                 ascribed such term in the Trust Indenture."

                 SECTION 2. Amendment to Article IV. Section 4.01(a) of the Trust Agreement is hereby amended by deleting the reference to "Article III" which appears therein and inserting a reference to "Article 3" in lieu thereof.

                 SECTION 3. Amendments to Articles VI and VII. Sections 6.01, 6.02, 6.03 and 7.01 of the Trust Agreement are hereby amended by deleting the words "First Security Bank of Utah" each time such words appear therein and inserting the words "State Street Bank and Trust Company of Connecticut, National Association" in lieu thereof.

                 SECTION 4. Amendments to Article XI. Article XI of the Trust Agreement is hereby amended in the following manner:

                 (a) Section 11.01 is hereby amended to be and read in its entirety as follows:

                          "Section 11.01.  Termination.  This Trust Agreement
                 and the trusts created hereby shall be of no further force or effect upon the earlier of (a) both the final discharge of the Trust Indenture pursuant to Section 10.01 thereof, the termination of the Lease pursuant to its terms and the sale or other final disposition by the Owner Trustee of all property constituting part of the Trust Estate and the final distribution by the Owner Trustee of all monies or other property or proceeds constituting part of the Trust Estate in accordance with Article IV hereof, provided that at such time Lessee shall have fully complied with all of the terms of the Lease and the Participation Agreement or (b) twenty-one years less one day after the death of the last survivor of all of the descendants of the grandparents of David C. Rockefeller living on the date of the earliest execution of this Trust Agreement by any party hereto, but if this Trust Agreement and the trust created hereby shall be or become authorized under applicable law to be valid for a period commencing on the 21st anniversary of the death of such last survivor (or, without limiting the generality of the foregoing, if legislation shall become effective providing for the validity of this Trust Agreement and the trusts created hereby for a period in gross exceeding the period for which this Trust Agreement and the trusts created hereby are hereinabove stated to extend and be valid), then this Trust Agreement and the trusts created hereby shall not terminate under this subsection (b) but shall extend to and continue in effect, but only if such non-termination and extension shall then be valid under applicable law, until the day preceding such date as the same shall, under applicable law, cease to be valid. This Trust Agreement and the trusts created hereby shall terminate and the Trust Estate shall be distributed to the




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                                [First Amendment to Trust Agreement (1994 737B)]



                 Owner Participant, and this Trust Agreement shall be of no further force and effect, upon the election of the Owner Participant by notice to the Owner Trustee to revoke the trusts created hereby; provided, however, that until the Lien of the Trust Indenture on the Trust Estate shall have been discharged pursuant to the terms thereof and until payment in full of the principal of, Break Amount, if any, Make-Whole Amount, if any, and interest on the Equipment Notes and all other Secured Obligations owed to Noteholders under the Trust Indenture, no such revocation shall be effective without the consent of the Indenture Trustee."

                 (b) Section 11.04 of the Trust Agreement is hereby amended by adding the words ", Section 5.01" immediately preceding the words "and
         Section 11.01" and immediately following the words "Article IX hereof".

                 (c) Section 11.12 of the Trust Agreement is hereby amended by deleting the phrase "STATE OF UTAH" contained therein and inserting the phrase "STATE OF CONNECTICUT" in lieu thereof.

                 SECTION 5. Ratification; Effective Date. Except as amended hereby, the Trust Agreement as heretofore supplemented continues and shall remain in full force and effect in all respects. From and after the date of this Amendment, each and every reference in the Trust Agreement, as amended hereby, to "this Agreement", "herein", "hereof" or similar words and phrases referring to the Trust Agreement or any word or phrase referring to a section or provision of the Trust Agreement is deemed for all purposes to be a reference to the Trust Agreement or such section or provision as amended
pursuant to this Amendment.   The amendments to the Trust Agreement
contemplated by this Amendment shall be effective from and after the date the Third Amendment to Lease is filed for record with the FAA.

                 SECTION 6. Miscellaneous. This Amendment may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument. All covenants and agreements contained herein shall be binding upon, and inure to the benefit of, the Owner Trustee and its successors and assigns, and the Owner Participant, its successors and, to the extent permitted by Article VIII of the Trust Agreement, its assigns. Any request, notice, direction, consent, waiver or other instrument or action by an Owner Participant shall bind its successors and assigns. The headings of the various Sections herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof. This Amendment shall in all respects be governed by, and construed in accordance with, the internal laws of the State of Connecticut, including all matters of construction, validity and performance.


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                                [First Amendment to Trust Agreement (1994 737B)]



                 IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to Trust Agreement to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.


                                      MS FINANCING INC.




                                      By:
                                          --------------------------------------

                                      Title:
                                             -----------------------------------



                                       STATE STREET BANK AND TRUST
                                       COMPANY OF CONNECTICUT, NATIONAL
                                       ASSOCIATION



                                       By:
                                          --------------------------------------

                                       Title:
                                             -----------------------------------




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